Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Reports Second Quarter 2009 Results First of the ENSCO 8500 Series® Ultra-deepwater Semisubmersibles Commences Drilling ENSCO 8501 Delivered and Mobilizing to U.S. Gulf of Mexico

Dallas, Texas, July 23, 2009 ... Ensco International Incorporated (NYSE: ESV) reported diluted earnings per common share from continuing operations of $1.59 for second quarter 2009, compared to $1.98 per share in second quarter 2008. The loss from discontinued operations was $0.18 per share versus earnings of $0.07 per share in the year ago quarter. Diluted earnings per share including discontinued operations was $1.41 in second quarter 2009, compared to $2.05 per share a year ago.

As previously reported, the loss from discontinued operations in second quarter 2009 is related to the ENSCO 69 drilling rig in Venezuela. The $0.18 per share loss from discontinued operations is less than the previous estimate of $0.26 per share noted in the Company's July 15, 2009 news release due to the subsequent receipt of $11.5 million from the customer that represents only a portion of its contractual obligation.

Second quarter 2009 revenues of $511.6 million declined from $609.4 million in the year ago quarter, due to lower revenues from the premium jackup fleet, partially offset by deepwater segment revenues that more than doubled year-over-year. Total second quarter operating expenses declined to $243.1 million from $263.5 million last year, primarily due to a decline in premium jackup utilization.

Chairman, President and Chief Executive Officer Dan Rabun stated, "During the quarter, we achieved two important milestones in our ultra-deepwater expansion program. ENSCO 8500, the first of seven ENSCO 8500 Series® rigs, commenced drilling operations in the U.S. Gulf of Mexico, and ENSCO 8501 was delivered and is now mobilizing to the U.S. Gulf. Combined with ENSCO 7500 in Australia, we now have three ultra-deepwater semisubmersibles in our fleet with two more to be delivered next year and three thereafter. Deepwater segment revenue growth is expected to continue into 2010 and 2011 from existing backlog."

Mr. Rabun added, "Deepwater revenue growth in the second quarter mitigated the decline in revenues caused by a significant decrease in utilization of our premium jackup fleet. To further address the weakness in the premium jackup market, we are taking additional actions to reduce costs and align our fleet with the challenging market conditions. Our financial position continues to remain strong with cash of $882 million at quarter end and long-term debt representing just 4.9% of total capital."

Segment Highlights
Deepwater segment revenues grew by 108% year-to-year to $67.7 million in second quarter 2009 driven by ENSCO 7500, which commenced drilling at a higher day rate of $550,000 in Australia in early April 2009, and commencement of drilling operations by ENSCO 8500 in the U.S. Gulf of Mexico in early June 2009. Revenues from Ensco's worldwide premium jackup fleet totaled $443.9 million in second quarter 2009, down from $576.8 million a year ago. The decline was primarily due to a decrease in utilization to 72% from 95% last year. This was partially offset by an increase in the premium jackup average day rate to approximately $159,000 from $149,000 a year ago.

	Second Quarter

							Reconciling
	Deepwater			Total Jackup Segments			Items		Consolidated Total
			%			%					%
	2009	2008	Chng	2009	2008	Chng	2009	2008	2009	2008	Chng

Revenue	$67.7	$32.6	108%	$443.9	$576.8	-23%	$--	$--	$511.6	$609.4	-16%
Operating expenses
Contract drilling	23.7	9.7	144%	154.1	193.3	-20%	--	--	177.8	203.0	-12%
Depreciation	3.7	2.3	61%	45.3	43.9	3%	0.3	0.5	49.3	46.7	6%
General and administrative	--	--	--	--	--	--	16.0	13.8	16.0	13.8	16%

Operating income (loss)	$40.3	$20.6	96%	$244.5	$339.6	-28%	$(16.3)	$(14.3)	$268.5	$345.9	-22%

Strong Financial Position - June 30, 2009 Ensco continues to maintain a strong financial position:
•	$882 million of cash and equivalents
•	$350 million revolving credit facility remains fully available
•	Long-term debt remains low at $266 million
•	Long-term debt-to-capital ratio of 4.9%
•	Contract backlog equals $3.5 billion

Chief Financial Officer Jay Swent commented, "Our strategy of maintaining a strong financial position has proven to be highly beneficial as we work through the current challenging period in the premium jackup market. In addition, it provides us financial flexibility to consider potential investment opportunities." Mr. Swent added, "We are financing our ENSCO 8500 Series® ultra-deepwater semisubmersible rig construction program from operating cash flows and have already funded over half of the more than $3 billion in capital expenditures planned for the seven rigs in the series. While we have already passed the half-way mark in terms of funding our deepwater rig expansion program, revenues from the deepwater segment are just beginning to ramp up. In addition to contributions from our deepwater expansion program, we anticipate that current weakness in the premium jackup market will be partially offset by disciplined expense management."

Ensco will conduct a conference call at 10:00 a.m. Central Time on Thursday, July 23, 2009, to discuss second quarter 2009 results. The call will be broadcast live at www.enscointernational.com. Interested parties also may listen to the call by dialing (719) 785-1767. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 8768740). A transcript of the call and access to the replay or MP3 download may be found at www.enscointernational.com in the Investors Section.

Ensco International Incorporated (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscointernational.com.

This news release contains forward-looking statements that are subject to a number of risks and uncertainties and are based on information as of the date of this report. We assume no obligation to update these statements based on information after the date of this report.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future operations, contributions from the deepwater expansion program and expense management, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, financing and funding; statements regarding future construction (including construction in progress and completion thereof), enhancement, upgrade or repair of rigs and timing thereof; statements regarding future delivery, mobilization, relocation or other movement of rigs and timing thereof; and statements regarding future availability or suitability of rigs and timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iii) prices of oil and natural gas in general and the current depressed prices in particular and the impact of commodity prices upon future levels of drilling activity and expenditures, (iv) further declines in rig activity which may cause us to idle or stack additional rigs, (v) excess rig availability or supply resulting from delivery of new drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) changes in the timing of revenue recognition resulting from the deferral of revenues payable by our customers (which are recognized over the contract term upon commencement of drilling operations) for mobilization of our drilling rigs, time waiting on weather or time in shipyards, (x) operational risks, including hazards created by severe storms and hurricanes, (xi) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xiii) inability to collect receivables, (xiv) changes in the dates new contracts actually commence, (xv) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvi) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvii) availability and cost of rig equipment and transport vessels to relocate rigs, (xviii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xix) limited availability or high cost of property and liability insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xx) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxi) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxiii) terrorism or military action impacting our operations, assets or financial performance, (xxiv) our ability to attract and retain skilled personnel and to control human resource costs (xxv) outcome of litigation, legal proceedings, investigations, insurance or other claims, (xxvi) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxvii) potential long-lived asset or goodwill impairments, (xxviii) potential reduction in fair value of our auction rate securities, and (xxix) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscointernational.com. All information in this news release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Contact: Sean O'Neill Vice President - Investor Relations (214) 397-3011

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

OPERATING REVENUES	$511.6	$609.4	$1,020.9	$1,169.3

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	177.8	203.0	341.5	381.6
Depreciation	49.3	46.7	96.5	92.4
General and administrative	16.0	13.8	28.0	26.5

	243.1	263.5	466.0	500.5

OPERATING INCOME	268.5	345.9	554.9	668.8

OTHER INCOME, NET	6.9	6.8	2.6	11.3

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	275.4	352.7	557.5	680.1

PROVISION FOR INCOME TAXES	49.1	64.6	105.4	123.2

INCOME FROM CONTINUING OPERATIONS	226.3	288.1	452.1	556.9

DISCONTINUED OPERATIONS, NET	(24.9)	9.8	(28.6)	14.7

NET INCOME	201.4	297.9	423.5	571.6

NONCONTROLLING INTERESTS	(1.1)	(1.2)	(2.5)	(2.9)

NET INCOME ATTRIBUTABLE TO ENSCO	$200.3	$296.7	$ 421.0	$ 568.7

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 1.59	$ 1.99	$ 3.17	$ 3.85
Discontinued operations	(0.18)	0.07	(0.20)	0.10

	$ 1.41	$ 2.06	$ 2.97	$ 3.95

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 1.59	$ 1.98	$ 3.17	$ 3.83
Discontinued operations	(0.18)	0.07	(0.20)	0.10

	$ 1.41	$ 2.05	$ 2.97	$ 3.93

NET INCOME ATTRIBUTABLE TO ENSCO COMMON SHARES - BASIC AND DILUTED	$197.9	$293.5	$ 415.9	$ 563.3

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	140.3	142.7	140.2	142.7
Diluted	140.4	143.2	140.2	143.2
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ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions)

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 882.0	$ 789.6
Accounts receivable, net of allowance of $26.2 and $20.6	488.6	482.7
Other	166.8	128.6

Total current assets	1,537.4	1,400.9

PROPERTY AND EQUIPMENT, NET	4,234.2	3,871.3

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	61.6	64.2

OTHER ASSETS, NET	179.6	157.5

	$6,349.0	$5,830.1

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$ 437.8	$ 410.7
Current maturities of long-term debt	17.2	17.2

Total current liabilities	455.0	427.9

LONG-TERM DEBT	265.7	274.3

DEFERRED INCOME TAXES	356.8	340.5

OTHER LIABILITIES	142.9	103.8

TOTAL EQUITY	5,128.6	4,683.6

	$6,349.0	$5,830.1

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ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended
	June 30,
	2009	2008

OPERATING ACTIVITIES
Net income	$423.5	$571.6
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation expense	96.5	92.4
Other	80.8	17.9
Changes in operating assets and liabilities	(14.6)	(285.5)

Net cash provided by operating activities of continuing operations	586.2	396.4

INVESTING ACTIVITIES
Additions to property and equipment	(471.5)	(414.7)
Other	6.6	4.0

Net cash used in investing activities	(464.9)	(410.7)

FINANCING ACTIVITIES
Reduction of long-term borrowings	(8.6)	(10.5)
Cash dividends paid	(7.1)	(7.2)
Proceeds from exercise of stock options	5.3	26.6
Repurchase of common stock	(4.0)	(111.2)
Other	(4.0)	2.8

Net cash used in financing activities	(18.4)	(99.5)

Effect of exchange rate changes on cash and cash equivalents	0.1	(2.5)

Net cash (used in) provided by operating activities of discontinued operations	(10.6)	18.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	92.4	(97.9)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	789.6	629.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$882.0	$531.6

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ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES OPERATING STATISTICS (Unaudited)

			First
	Second Quarter		Quarter
	2009	2008	2009

Utilization(1)

Deepwater	96%	98%	100%

Asia Pacific	63%	91%	78%
Europe / Africa	87%	97%	99%
North and South America	72%	100%	67%

Total jackups	72%	95%	79%

Total	72%	95%	80%

Average day rates(2)

Deepwater	$490,865	$365,496	n/a

Asia Pacific	144,517	152,906	$161,538
Europe / Africa	219,715	217,710	218,947
North and South America	119,190	93,333	119,057

Total jackups	158,849	149,294	167,989

Total	$171,439	$154,454	$167,989

(1)	Rig utilization is derived by dividing the number of days under contract, including days associated with compensated mobilizations, by the number of days in the period.
(2)	Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues and lump sum revenues, by the aggregate number of contract days, adjusted to exclude contract days associated with certain mobilizations, demobilizations, shipyard contracts and standby contracts.
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